EXHIBIT 23.7

Board of Directors

Opus Resource Group, Inc.

12900 Automobile Blvd., Suite D

Clearwater, FL 33762

Independent Auditor’s Consent

Dear Sirs:

We consent to the incorporation by reference in the Registration Statement of Opus Resource Group, Inc. (the “Company”) on Form S-8 of our report dated April 14, 2003, relating to the financial statements of the Company appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002.

/s/ Cordovano and Honeck, P.C.

Denver Colorado

March 25, 2004